UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LEVEL BRANDS, INC.
(Exact name of registrant has specified in its charter)

North Carolina	47-3414576
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4521 Sharon Road, Suite 407, Charlotte, NC	28211
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common stock, par value $0.001	NYSE American LLC

If this form related to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☐

If this form related to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box ☒

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 024-10742

Securities to be registered pursuant to Section 12(g) of the Act:

not applicable
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.
Description of Registrant’s Securities to be Registered.

A description of the common stock is hereby incorporated by reference to the Offering Statement on Form 1-A, SEC File No. 024-10742.

Item 2.
Exhibits.

Exhibit No.	Description
3.1	Articles of Incorporation (incorporated by reference to Exhibit 2.1 to the Offering Statement on Form 1-A, SEC File No. 024-10742, as amended (the "1-A"))
3.2	Articles of Amendment to the Articles of Incorporation filed April 22, 2015 (incorporated by reference to Exhibit 2.2 to the 1-A)
3.3	Articles of Amendment to the Articles of Incorporation filed June 22, 2015 (incorporated by reference to Exhibit 2.3 to the 1-A)
3.4	Articles of Amendment to the Articles of Incorporation filed November 17, 2016 (incorporated by reference to Exhibit 2.4 to the 1-A)
3.5	Articles of Amendment to the Articles of Incorporation filed December 5, 2016 (incorporated by reference to Exhibit 2.5 to the 1-A)
3.6	Bylaws (incorporated by reference to Exhibit 2.6 to the 1-A)
4.1	Form of common stock certificate (incorporated by reference to Exhibit 3.7 to the 1-A)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LEVEL BRANDS, INC.

November 15, 2017
By: /s/ Mark S. Elliott
Mark S. Elliott, Chief Financial Officer and Chief Operating Officer